UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2006

Pemco Aviation Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 27, 2006, Pemco Aviation Group, Inc. (“Pemco”) received notice that the United States Air Force (“USAF”) intends to amend the Request for Proposal (“RFP”) for the performance of Programmed Depot Maintenance (“PDM”) on KC-135 aircraft starting in fiscal year 2008 (the “Program”) to provide additional time for current and new bidders to respond to the solicitation. The solicitation, which opens on July 12, 2006, will provide a period of 60 days to submit proposals on the Program. The change will allow Pemco either to bid on the work as a prime contractor or to partner with another firm. Pemco is currently teamed with The Boeing Company (“Boeing”) to provide KC-135 maintenance and modification work through fiscal year 2007. That contact remains in place, and there are options for the USAF to extend it into fiscal year 2008.

Pemco previously announced on June 9, 2006 that Boeing was terminating a Memorandum of Agreement on a teaming arrangement to compete for work on the Program.

On June 28, 2006, Pemco issued a press release announcing the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1	Press release issued by Pemco Aviation Group, Inc. on June 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2006	PEMCO AVIATION GROUP, INC.

	By:	/s/ Ronald A. Aramini
	Name:	Ronald A. Aramini
	Title:	President and CEO

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press release issued by Pemco Aviation Group, Inc. on June 28, 2006.